EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements of Valence Technology, Inc. on Form S-3/A (File No. 333-76589), and Form S-8 (File No.'s 333-43203 and 333-74595) of our report dated May 20, 1999 on our audits of the consolidated financial statements of Valence Technology, Inc. and subsidiaries as of March 28, 1999 and for the years ended March 28, 1999 and March 29, 1998, which appears in this Form 10-K.


/S/ PRICEWATERHOUSECOOPERS LLP

Las Vegas, Nevada
June 29, 2000